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                               COVENANT NOT TO COMPETE

    This Covenant Not to Compete ("Covenant") is between DeCrane Aircraft Holdings, Inc. ("Buyer"), Audio International, Inc. ("AI") and Wayne Richie ("Seller").

    A. Concurrent with the execution of this Covenant, Seller and the other shareholders of Audio International, Inc. are selling to Buyer all of the stock of AI pursuant to a Stock Purchase and Sale Agreement (the "Agreement"). If Seller were not entering into this Covenant, Buyer would not purchase the stock of AI for the purchase price specified in the Agreement.

    B. Seller, together with the other selling shareholders, has owned and controlled AI and Seller has knowledge of AI's business, AI's prospects, AI's customers, needs of the customers for AI's products, product specifications for AI's products, key employees of AI, each of which (if not otherwise known to the public or other persons) Seller acknowledges is either a trade secret ("Trade Secret") or confidential information ("Confidential Information") of AI; and that to the extent that any such Trade Secret or Confidential Information is a secret or is confidential, it is owned by and belongs to AI.

    C. If Seller was to compete with the business of AI, Seller's competition is likely to cause material harm to AI and diminish the value of the stock of AI being sold by Seller to Buyer pursuant to the Agreement and thereby also likely to cause material harm to Buyer.

    D. The business of AI is worldwide; AI's sales occur throughout the United States and in many foreign countries. If this Covenant were limited to the State of Arkansas, its scope would not be sufficient to protect the interest of AI.

    Based on the foregoing facts and for good and valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

    1.   TERM OF THIS COVENANT.

         As used in this Covenant, the "Term of this Covenant" shall mean a period commencing upon the Closing of the Agreement (the "Closing Date") and expiring on two years after the Closing Date.


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    2.   COVENANT NOT TO COMPETE.

         For the Term of this Covenant, Seller shall not directly or indirectly engage in the design, engineering, manufacture, sale or servicing of those products and services presently listed in AI's sales catalogue for use in executive or head of state aircraft.

    3.   COVENANT NOT TO HIRE.

         For the term of this Covenant, Seller may hire any employee of AI under only the following circumstances: (i) for a business from which Seller is not restricted pursuant to paragraph 2 of this Covenant and (ii) if such person has been terminated by AI prior to the date such person is solicited to be hired by Seller or any person who has voluntarily terminated his or her employment with AI if such solicitation takes place, after such person has voluntarily terminated his or her employment with AI.

    4.   COVENANT NOT TO USE TRADE SECRETS.

         Seller will not use for the benefit of himself or any other person or entity any Trade Secret or Confidential Information of AI, except as otherwise known to the public at the time of such use, or except to the extent that such Confidential Information or Trade Secret constitutes a general body of knowledge about the business.

    5.   RECITALS.

         The recitals are a part of this Covenant and shall be used in construing and interpreting it.

    6.   IRREPARABLE INJURY.

         Seller acknowledges that (i) the violation by Seller of any of the provisions of Sections 2, 3 and 4 of this Covenant will result in irreparable injury to Buyer and that Buyer shall be entitled to (i) the issuance of a temporary restraining order, (ii) a preliminary injunction and (iii) a permanent injunction to prohibit either the continuation or another breach of Sections 2, 3 or 4 of this Covenant.


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    7.   MONETARY DAMAGES.

         Notwithstanding any provision of this Covenant, Buyer may seek and obtain monetary damages according to proof for any breach of this Covenant by Seller.

    8.   JURISDICTION AND VENUE.

         The Buyer and Seller have chosen the law of the State of Delaware to resolve any disputes pursuant to the Agreement. Accordingly, the Buyer, Seller and AI hereby agree that any dispute for breach of, arising under, or to interpret this Covenant, shall be brought exclusively in state or federal counts in the State of Delaware. Seller, AI and Buyer hereby consent to the jurisdiction and venue of the state and federal courts in the State of Delaware for all purposes in connection with matters arising in connection with this Covenant.

    9.   NOTICES.

         All notices, requests, demands, deliveries and other communications hereunder shall be in writing and, except as otherwise specifically provided in this Covenant, shall be given by commercial courier service providing proof of delivery to the parties at the following addresses (all such notices shall be effective upon receipt):

     If to Buyer:        DeCrane Aircraft Holdings, Inc.
                         2361 Rosecrans Avenue, Suite 180
                         El Segundo, California  90245
                         Telephone:  (310) 725-9123
                         Fax: (310) 643-0746

     and a copy to:      Spolin & Silverman
                         100 Wilshire Boulevard, Suite 940
                         Santa Monica, California   90401
                         Attention:  Stephen A. Silverman, Esq.
                         Telephone:  (310) 576-1221
                         Fax Number:  (310) 576-4844


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     If to AI:           Audio International, Inc.
                         7300 Industry Drive
                         North Little Rock, Arkansas  72117
                         Attention:  President
                         Telephone:  (510) 955-2929
                         Fax: (510) 955-2588

     and a copy to:      Spolin & Silverman
                         100 Wilshire Boulevard, Suite 940
                         Santa Monica, California   90401
                         Attention:  Stephen A. Silverman, Esq.
                         Telephone:  (310) 576-1221
                         Fax Number:  (310) 576-4844

     and                 DeCrane Aircraft Holdings, Inc.
                         2361 Rosecrans Avenue, Suite 180
                         El Segundo, California  90245
                         Attention:  R. Jack DeCrane, Chief Executive Officer
                         Telephone:  (310) 725-9123
                         Fax: (310) 643-0746


     If to Seller:       Wayne Richie
                         15 Ridgehaven Court
                         Little Rock, Arkansas  72211
                         Telephone:  (501) 224-5252
                         Fax Number:  (501) 228-7311

     With a copy to:     John B. Peace
                         Dover & Dickson
                         425 W. Capitol Avenue, Suite 3700
                         Little Rock, Arkansas  72201
                         Telephone:  (501) 375-9151
                         Fax:  (501) 375-6484

     and                 Neil Deininger
                         1405 Pike Avenue
                         North Little Rock, Arkansas  72114
                         Telephone:  (501) 372-3843
                         Fax:  (501) 375-6298

Any of the parties hereto may, from time to time, change its address for receiving notices by giving written notice thereof in the manner outlined above.


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    10.  COSTS AND ATTORNEYS' FEES.

         If any action, suit or other proceeding is instituted concerning or arising out of this Covenant, the party in whose favor judgment is rendered shall recover such party's reasonable costs and attorneys' fees incurred in connection with such action.

    11.  GOVERNING LAW.

         This Agreement shall in all respects be construed in accordance with and governed by the substantive law of the State of Delaware without regard to Delaware law governing choice of law.

    12.  HEADINGS.

         The section and paragraph headings contained in this Covenant are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

    13.  ASSIGNMENT.

         This Covenant may be assigned to any successor of Buyer.

    14.  COUNTERPARTS.

         This Covenant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

"Buyer"

DeCrane Aircraft Holdings, Inc.


----------------------------------------
By: R. Jack DeCrane,
    Chief Executive Officer


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Audio International, Inc.


----------------------------------------
By: R. Jack DeCrane,
    Chief Executive Officer


"Seller"


----------------------------------------
Wayne Richie


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